RIDDELL SPORTS INC.                                                EXHIBIT 11.2
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                     Three Months Ended March 31,
                                                      -------------------------
                                                          1997          1996
                                                      -----------    ----------

Primary earnings per share:
--------------------------------------------------

     Weighted average common shares outstanding
     during period                                      8,067,985     8,067,985

     Common shares equivalents of dilutive stock
         options based on treasury stock method
         using average market price for quarter               -0-       388,977
                                                      -----------    ----------

     Average common shares and equivalents              8,067,985     8,456,962
                                                      -----------    ----------
                                                      -----------    ----------

     Net income (loss) for the period                 ($   17,119)   $1,290,398
                                                      -----------    ----------
                                                      -----------    ----------

     Per share amount                                 $      0.00    $     0.15
                                                      -----------    ----------
                                                      -----------    ----------

Fully diluted earnings per share:
--------------------------------------------------

     Weighted average common shares outstanding
     during period                                      8,067,985     8,067,985

     Common shares equivalents of dilutive stock
         options based on treasury stock method
         using quarter ending market price which is           -0-       529,924
         higher than average market price             -----------    ----------

     Average common shares and equivalents              8,067,985     8,597,909
                                                      -----------    ----------
                                                      -----------    ----------

     Net income for the period                        ($   17,119)   $1,290,398
                                                      -----------    ----------
                                                      -----------    ----------

     Per share amount                                 ($     0.00)   $     0.15
                                                      -----------    ----------
                                                      -----------    ----------

                                        2